Exhibit 99.1

FOR IMMEDIATE RELEASE

CARTER BANK & TRUST AND BANK BUILDING CORPORATION ANNOUNCE A MERGER OF

BANK BUILDING CORPORATION INTO CARTER BANK & TRUST

MARTINSVILLE, Virginia, January 8, 2008—Carter Bank & Trust (OTC: CARE) and Bank Building Corporation announced that on January 8, 2008 they entered into a definitive agreement for Carter Bank to acquire Bank Building pursuant to a merger whereby Bank Building will be merged with and into Carter Bank. Carter Bank will be the surviving corporation following the merger. The merger agreement was unanimously approved by a special committee of Carter Bank present at the meeting and the board of directors of Bank Building, with closing subject to customary conditions as well as the approval of Bank Building’s stockholders. Pursuant to the merger agreement, holders of Bank Building common stock will receive shares of Carter Bank common stock based on a ratio to be determined after receipt of appraisals of Bank Building’s real property from an independent real estate appraiser. The Bank Building stockholders will receive no less than $20.86 per share. Based on a value of $9.25 per share of Carter Bank, the minimum exchange ratio will be 2.255 shares of Carter Bank common stock for each share of Bank Building common stock. Worth Harris Carter, Jr., the Chairman of the Board and President of both companies, remarked “this merger represents a compelling strategic business combination for both companies with the potential to provide stockholders of each company with increased value, and to capitalize on the inherent synergies between these two companies.” The merger is expected to close in the first quarter of 2008.

Carter Bank was represented by Boxwood Partners, LLC, as its financial advisor, and Troutman Sanders LLP served as legal counsel to Carter Bank. Bank Building was represented by Davenport & Company LLC, which rendered a fairness opinion to the Bank Building board of directors, and Young, Haskins, Mann, Gregory, McGarry & Wall, P.C., served as legal counsel to Bank Building.

This press release does not constitute a solicitation of a proxy, consent or authorization for or with respect to any meeting of, or action by written consent by, Bank Building’s stockholders. Any such solicitation will be made only pursuant to a separate proxy solicitation and/or consent solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended. A definitive proxy statement/offering circular will be sent to security holders of Bank Building seeking their approval of the transactions contemplated by the merger agreement and related plan of merger. Investors and security holders will be able to obtain any such documents filed by Bank Building free of charge at the Securities and Exchange Commission’s website, http://www.sec.gov. Stockholders also may obtain free copies of any relevant documents filed by Carter Bank by requesting them in writing or by telephone from Mr. Worth Harris Carter, Jr., Carter Bank & Trust, 1300 Kings Mountain Road, Martinsville, Virginia 24112, (276) 656-1776. Stockholders are urged to read the proxy statement and any related materials carefully when they become available because these documents will contain important information.

The officers and directors of Carter Bank and Bank Building may be deemed to be participants in the solicitation of proxies from Bank Building’s security holders in connection with the merger. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed acquisition when it becomes available.

About Carter Bank

Carter Bank & Trust is the largest independent state chartered commercial bank headquartered in Virginia, operating 124 branches in Virginia and North Carolina.

About Bank Building

Bank Building Corporation is a company focused on acquiring and developing property for lease as bank offices for Carter Bank.

Cautionary Notes Regarding Forward Looking Statements

Certain statements contained in this press release relating to Carter Bank may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements. A number of important factors could cause actual events to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, the timing and completion of merger of Bank Building into Carter Bank, the ability to complete the merger on the terms contemplated, the anticipated impact of the merger on Carter Bank’s operations and financial results, and other “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those in Carter Bank’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Federal Deposit Insurance Corporation and other filings with the FDIC, which investors are urged to carefully review and consider. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Carter Bank does not undertake any obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Certain statements contained in this press release relating to Bank Building Corporation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements. A number of important factors could cause actual events to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, the timing and completion of the merger of Bank Building into Carter Bank, the ability to complete the merger on the terms contemplated, the anticipated impact of the merger on Bank Building’s operations and financial results, and other “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those in Bank Building’s Annual Report on Form 10-KSB filed with the SEC on March 30, 2007 and other filings with the SEC, which investors are urged to carefully review and consider. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Bank Building does not undertake any obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

For more information please contact:

Carter Bank & Trust
Worth Harris Carter, Jr.
Chairman of the Board and President
(276) 656-1776

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